EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 27 to the statement on Schedule 13D is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: January 5, 2024

Glencore AG

By:	/s/ Stephan Huber
Name:	Stephan Huber
Title:	Director

By:	/s/ Martin Haering
Name:	Martin Haering
Title:	Director

Glencore International AG

By:	/s/ Martin Haering
Name:	Martin Haering
Title:	Officer

By:	/s/ Derrick Crowley
Name:	Derrick Crowley
Title:	Officer

Glencore plc

By:	/s/ John Burton
Name:	John Burton
Title:	Company Secretary